 July 1, 2001

JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY 11778

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT 05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA 02028

Gentlemen:

        Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between us as successor by merger to BNY Financial Corporation which was merged into GMAC Commercial Credit LLC (“GMAC”), as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A (“Fleet”) as Lender, dated September 13, 1995, as supplemented and amended from time to time, (the “Agreement”). Both GMAC and Fleet may hereinafter be referred to jointly as the “Lenders”, and individually, as a “Lender”. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

It is hereby agreed by and between us that effective as of the date hereof, the Agreement is hereby amended as follows:
The figure of “$30,000,000” appearing on the eighth line of Section 4(a) of the Agreement (which has presently been increased to $40,000,000 pursuant to an amendment dated June 12, 2001 ((the “Amendment”)) for the Temporary Increase Period ((as such term is defined in the Amendment)) shall be deemed to read “$45,000,000" for the period commencing on the date hereof and ending on August 31, 2001.

        Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

             Very truly yours,
             GMAC COMMERCIAL CREDIT LLC

             By: /s/ Frank Imperato
             Title: Senior Vice President

AGREED AND ACCEPTED:

            JACO ELECTRONICS, INC.                                                FLEET BANK, N.A.

            By: /s/ Jeffrey D. Gash                                                              By: /s/ Alice Adelberg
            Title: Vice President                                                                   Title: Vice President / Secretary

            NEXUS CUSTOM ELECTRONICS, INC.                            INTERFACE ELECTRONICS CORP.

            By: /s/ Jeffrey D. Gash                                                              By: /s/ Jeffrey D. Gash
            Title: Vice President                                                                   Title: Vice President